UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
January 17, 2006

(Date of Earliest Event Reported: January 13, 2006)

EL PASO NATURAL GAS COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-2700	74-0608280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On October 17, 2005, we announced the expiration of our right-of-way agreement across lands held by the United States in trust for the Navajo Nation. On January 17, 2006, we announced an agreement between El Paso Natural Gas Company and the Navajo Nation extending the rights-of-way from October 17, 2005, to December 31, 2006.  This agreement enables the parties to continue negotiations on a long-term renewal of the consent agreements.  A copy of the press release announcing the agreement is attached as Exhibit 99.A.

Approximately 900 miles of the northern mainline of our pipeline system traverse lands held in trust by the United States for the Navajo Nation. Those lands are the subject of various right-of-way agreements between us and the United States, with the consent of the Navajo Nation.

The agreement announced today ensures that there will be no interruption in service on our northern mainline system as we continue to negotiate in good faith with the Navajo Nation.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.A	Press Release dated January 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO NATURAL GAS COMPANY

By:	/s/ Thomas L. Price
Thomas L. Price
Vice President, Marketing and Facility Planning

Dated:  January 17, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.A	Press Release dated January 17, 2006.